Exhibit 23.3

FAX (303) 623-4258
621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kimbell Royalty Partners, LP, a Delaware limited partnership, of the information contained in our reserve report that is summarized as of December 31, 2016, in our summary letter dated March 23, 2017, relating to estimates of proved reserves, future production and income attributable certain royalty interests of Kimbell Royalty Partners, LP as of December 31, 2016.

As independent oil and gas consultants, we hereby consent to all references to such report, letter, or this firm in the Registration Statement and each Prospectus to which the Registration Statement relates. We further consent to our being named as an expert in the Registration Statement and each Prospectus to which the Registration Statement relates.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
May 12, 2017